Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 25th day of August 2006 by and among DIVERSIFAX, INC., a Delaware corporation (“DFAX” or the “Company”), IRWIN HOROWITZ (“Horowitz” or the “Stockholder”), and Juxiang Yu (the “Purchaser”).

RECITALS:

A.          Horowitz is the owner of more than 70% of the outstanding shares of the common stock, par value $.001 per share, of DFAX (the “Common Stock”), currently outstanding, exclusive of any shares issuable upon exercise of outstanding warrants, options or similar rights to purchase Common Stock;

B.           It is the intention of the parties hereto that:

(i) the Purchaser shall acquire from Horowitz 70% of the outstanding shares of the Common Stock of DFAX on a fully diluted basis, in consideration for the payment described below (the “Stock Purchase”); and (ii) the Stock Purchase shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933 (the “Act”).

There are currently outstanding no shares of preferred stock, no options, warrants or other rights exercisable or convertible into preferred stock, 51,726,200 shares of Common Stock and options, warrants and other rights exercisable for or convertible into 15,613,097 shares of Common Stock. To facilitate the consummation of the transaction contemplated hereby the Company shall cause to be cancelled all but no more than 95,000 of the outstanding options, warrants and other rights to acquire shares of Common Stock. Thus, assuming the satisfaction of the conditions provided for herein, the number of shares of Common Stock to be acquired by the Purchaser (herein, the “Shares”) will equal 36,208,340 shares of Common Stock.

C.           The Stockholder and Purchaser agree that in order to facilitate the Stock Purchase that the Stockholder will deposit the Shares with its counsel (or at the Stockholder’s option, counsel for the Purchaser) who shall cause the same to be reissued in the name of Purchaser and the Purchaser will deposit, $425,000.00 with their counsel pending the closing of the Stock Purchase.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agrees as follows:

SECTION 1. PURCHASE OF SHARES.

1.1.         Stock Purchase; Cancellation of Options and Warrants. The Stockholder and the Purchaser hereby agree that the Purchaser shall on the Closing Date purchase from the Stockholder the Shares in consideration for $425,000.00 and other consideration as hereinafter provided. As of the Closing, the Company and the Stockholder shall cause to be cancelled all of the outstanding options, warrants and other rights to acquire shares of Common Stock except options to purchase 95,000 shares of Common Stock.

1.2.         Discharge of Certain Expenses. In addition to the $425,000, the Purchaser shall pay to Stockholder the sum of $7,000 to reimburse him for expenses incurred on behalf of the Company. Except for such amount as may be due Stockholder and which shall be deemed satisfied as a result of the payment of the aforesaid $7,000, at the time of the closing of this transaction, DFAX shall have no liabilities.

1.3.         Investment Intent. The Shares have not been registered under the Act and may not be resold unless the Shares are registered under the Act or an exemption from such registration is available. The Purchaser represents and warrants that he is acquiring the Shares for his own account, for investment, and not with a view to the sale or distribution of the Shares. Each certificate representing the Shares will have legends thereon incorporating language as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Act.”

1.4.        Deposit Arrangements. Upon execution hereof by the Stockholder and the Purchaser and pending the closing, $425,000.00 shall be deposited in a non-interest bearing escrow account of counsel for the Purchaser and the Shares shall be deposited in escrow with counsel for the Stockholder or, at Stockholder’s option, counsel for the Purchaser. Subject to satisfaction of the terms and conditions of this Agreement, on the Closing Date, the Purchaser and the Stockholder shall direct their respective counsel to deliver the cash or the Shares, as the case may be. Each counsel shall act only on direction of its client and shall have no liability to the other party hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants as follows:

2.1.         No Breach. The Purchaser is duly authorized to acquire the Shares, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach or a default under any contract or agreement to which the Purchaser is a party.

2.2.         Brokers or Finders. No broker’s or finder’s fee will be payable by the Purchaser in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred by the Stockholder as a result of any actions by the Purchaser.

2.3.         Full Disclosure. No representation or warranty by the Purchaser in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement certificate or instrument furnished or to be furnished to DFAX pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF DFAX AND HOROWITZ.

DFAX and Horowitz hereby represent and warrant to the Purchaser as follows:

3.1.         Organization, Good Standing and Capitalization. DFAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The authorized capital stock of DFAX consists of 70,000,000 shares, par value $.001 per share. There are currently issued and outstanding no shares of preferred stock, and 51,726,200 shares of Common Stock. There are currently outstanding options, warrants, convertible securities and other rights (herein, collectively “Options”) which could result in the issuance of an aggregate of 15,613,097 shares of Common Stock. Of the Options, the Stockholder holds options to purchase 15,518,097 shares of Common Stock which will be cancelled at Closing. All outstanding Options are listed in Schedule 3.1 hereto. DFAX is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by DFAX or the nature of the business transacted by it make such license or qualification necessary, except where the failure to do so would not have a material adverse effect on the business or financial condition of DFAX. No outstanding shares of Common Stock were issued in violation of any preemptive or other rights and all such shares were issued in compliance with all federal and state securities laws.

3.2.         The Shares. The Shares to be transferred to the Purchaser have been duly authorized by all necessary corporate and stockholder actions and are validly issued, fully paid and non-assessable. Stockholder is the beneficial owner of the number of shares of Common Stock, options and warrants listed on Exhibit A hereto and has no beneficial ownership of any additional shares of Common Stock or options of DFAX. Except as disclosed in Schedule 3.1, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance by the Company or Stockholder of any shares of capital stock of the Company or any other securities (as such term is defined in the Securities Act). There are no equity securities of the Company that are reserved for issuance or are outstanding. Further, neither the Company nor Stockholder is party to any voting trust, proxy or other agreement with respect to any capital stock of the Company. All of the Shares to be delivered by the Stockholder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims and liabilities of every nature, and each Stockholder is conveying clear and unencumbered title thereto to his Shares

3.3          Financial Statements; Books and Records. There has been previously delivered to the Purchaser the audited balance sheet of DFAX as at November 30th, 2005 (the “Balance Sheet”) and the related statements of operations for the year and period then ended (the “Audited Financial Statements”). There will be delivered to the Purchaser the unaudited balance sheets and operations statements of DFAX for each of the quarters ended February 28 and May 31, 2006 (the “Unaudited Statements”, collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements are true and accurate in all material respects and fairly represent the financial position of DFAX as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with general accepted accounting principles consistently applied. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

3.3.         No Material Adverse Changes. Since May 31, 2006 (the “Cutoff Date”) and except as otherwise substantially disclosed in DFAX’s reports or filings made under the Securities Exchange Act of 1934 (“Public Filings”), there has not been:

(i)           any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of DFAX’s capital stock;

(ii)          adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

(iii)         the incurrence of any obligation that is material to the operation of the business of the Company; or

(iv)         change in the outstanding capital stock of the Company.

3.4.         Taxes. DFAX has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it, and has paid all taxes, including amounts to be withheld from employees wages, shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.5.         Compliance with Laws. DFAX has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to its businesses, including federal and state securities laws, which, if not complied with, would materially and adversely affect the business of DFAX or the trading market for the shares of DFAX’s Common Stock.

3.6.         No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)           violate any provision of the Certificate of Incorporation or By-Laws of DFAX;

(ii)          violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon DFAX or upon the properties or business of DFAX;

(iii)         violate any statute, law or regulation or any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on DFAX; or

(iv)         result in the breach of or conflict with any contract or commitment to which DFAX is bound.

3.7.         Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving DFAX. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving DFAX or any of its properties or assets. Except as disclosed in the Public Filings, there is no fact, event or circumstances that may give rise to any suit, action or claim, investigation or proceeding.

3.8.         Brokers or Finders. No broker’s or finder’s fee will be payable by DFAX or Horowitz in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred by Purchaser or the Company as a result of any actions by Horowitz or DFAX.

3.9.         Liabilities. DFAX does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge of lawsuit (all of the foregoing collectively defined to as “Liabilities”), which were not fully, fairly and adequately reflected on its Balance Sheet dated as of May 31, 2006. As of the Closing Date. DFAX will not have any Liabilities.

3.10.       Operations of DFAX. Except as set forth in the Public Filings, since the date of the DFAX Balance Sheet and through the Closing Date hereof, DFAX has not and will not have:

(i)           incurred any indebtedness for borrowed money;

(ii)          declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)         made any loan or advance to any stockholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv)         except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)          increased the annual level of compensation of any executive employee of DFAX;

(vi)         issued any equity securities or rights to acquire such equity securities; or

3.11.       Authority to Execute and Perform Agreements. DFAX and Horowitz each has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his or its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of DFAX and Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. Stockholder is duly authorized, empowered and has the right to sell, transfer and convey to the Purchaser the Shares to be transferred, assigned, conveyed to the Purchaser pursuant to this Agreement. There are no agreements to which Stockholder is a party that would preclude the consummation of this Agreement The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by DFAX and Horowitz of this Agreement in accordance with its respective terms and conditions will not:

(i)           require the approval or consent of any governmental or regulatory body, the stockholders of DFAX, or the approval or consent of any other person;

(ii)          conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to DFAX, or any instrument, contract or other agreement which DFAX is a party or by or to which DFAX is bound or subject; or

(iii)         result in the creation of any lien or other encumbrance on the assets or properties of DFAX.

3.12.       Delivery of Periodic Reports; Compliance with 1934 Act. DFAX has provided the Purchaser with all of its Periodic Reports filed with the Securities and Exchange Commission since December 31, 2003. DFAX has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports, as amended, filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to DFAX are included in the Periodic Reports.

3.13.       Capitalization. The authorized capitalization is as set forth in DFAX’s Form 10-KSB for the year ended November 30, 2005. Neither DFAX nor Horowitz has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of DFAX except as disclosed by DFAX in its Report on Form 8-k dated June 20, 2006.

3.14.       Full Disclosure. No representation or warranty by DFAX or the Stockholder in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Purchaser or the Purchaser pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of DFAX.

3.15.       Representations and Warrants on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

SECTION 4. COVENANTS OF PURCHASER

The Purchaser covenant to DFAX and the Stockholder as follows:

4.1          Litigation. The Purchaser shall promptly notify DFAX and the Stockholder of any lawsuits, claims, proceedings or investigations, which after the date hereof are threatened or commenced against the Purchaser with respect to the affairs of the Purchaser.

4.2          Assumption of Expenses. Purchaser shall pay to Horowitz $7,000 to reimburse him for certain expenses paid on behalf of the Company.

4.3          Continued Effectiveness of Representations and Warranties. The representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date. The Purchaser shall:

(i)           promptly give notice to DFAX of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)          supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 5. COVENANTS OF DFAX AND HOROWITZ.

DFAX and Horowitz covenant to the Purchaser as follows:

5.1         Litigation. DFAX and Horowitz shall promptly notify the Purchaser of any lawsuits, claims, proceedings or investigations which, after the date hereof, are threatened or commenced against DFAX or against any officer, director, employee, consultant, agent or stockholder with respect to the affairs of DFAX.

5.2         Discharge of Liabilities. Horowitz shall cause all liabilities of the Company as of the Closing Date to be satisfied.

5.3          Options. DFAX and Horowitz shall cause all outstanding Options other than those set forth on Schedule 5.3 to be cancelled or otherwise forfeited on or prior to the Closing Date.

5.4          Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, DFAX shall conduct its business in such a manner and Horowitz shall take such actions as may be necessary so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date. DFAX and Horowitz shall:

(i)           promptly give notice to the Purchaser of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii)          supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 6. ADDITIIONAL COVENANTS

6.1          Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

6.2          Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

6.3          Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

6.4          Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)           at the time of disclosure was public knowledge;

(ii)          after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii)         the receiving party had within its possession at the time of disclosure.

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF DFAX AND STOCKHOLDER TO CLOSE

The obligation of DFAX and the Stockholder to enter into and complete the Closing is subject, at the option of DFAX and the Stockholder, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by DFAX and the Stockholders in writing.

7.1          Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date. The Purchaser shall have delivered to DFAX, if requested, a certificate, dated the Closing Date, to the foregoing effect.

7.2          Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements required in connection with the performance by the Purchaser of their obligations under such contracts or other agreements after the Closing shall have been obtained.

7.3          Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions.

7.4          Other Documents. The Purchaser shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of the Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

The obligation of the Purchaser to enter into and complete the Closing is subject, at the option of the Purchaser, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in writing.

8.1          Representations and Covenants. The representations and warranties of DFAX and the Stockholder contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. DFAX and the Stockholder shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by DFAX and the Stockholder on or prior to the Closing Date. DFAX and the Stockholder shall have delivered to the Purchaser, if requested, a certificate, dated the Closing Date and signed by an executive officer of DFAX and by Horowitz, to the foregoing effect.

8.2          Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. DFAX shall have delivered to the Purchaser, if requested, resolutions by its Board of Directors certified by the Secretary of DFAX authorizing the transactions contemplated by this Agreement.

8.3          Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements with DFAX which may be required in connection with the performance by DFAX of its obligations under such contracts or other agreements after the Closing shall have been obtained.

8.4          Satisfactory Business Review. The Purchaser shall have satisfied themselves, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of DFAX that none of the information revealed thereby has resulted in or in the reasonable opinion of the Purchaser may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of DFAX.

8.5          Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Purchaser, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of DFAX.

8.6          Stock Certificates. At the Closing, the Purchaser shall have received certificates representing the Shares registered in the name of Purchaser.

8.7          Resignations and Appointments. DFAX shall have appointed the designee(s) of Purchaser to DFAX’s Board of Directors effective as at Closing, and DFAX’s present officers and directors shall have resigned effective immediately after such appointment, the effectiveness of such resignation to be effective upon filing and distribution of any notice required under the Securities Exchange Act of 1934.

8.8          Other Documents. DFAX and the Stockholder shall have delivered such other instruments, documents and certificates, if any, including good standing certificates, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement, including the resignations of the officers and directors of DFAX.

8.9          Filings; Removal of “E”. DFAX shall have filed its 10-QSB required for each of the quarters ended February 28 and May 31, 2006, and, if the closing shall not have occurred prior to November 15, 2006, its 10-QSB for the quarter ended August 31, 2006, together with such other filings required under the Securities Exchange Act. DFAX shall have caused the NASD to remove the “E” currently appended to its trading symbol.

SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF DFAX AND THE STOCKHOLDER.

Notwithstanding any right of the Purchaser fully to investigate the affairs of DFAX, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of DFAX and the Stockholder contained in this Agreement or in any document delivered by DFAX or the Stockholder or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Notwithstanding any right of DFAX and the Stockholder to fully  investigate the affairs of the Purchaser, DFAX and the Stockholder have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement or in any document delivered to DFAX or the Stockholder by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (18) months following the Closing.

SECTION 11. INDEMNIFICATION

11.1        Obligation of DFAX and Horowitz to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 10, DFAX and Horowitz hereby agree to indemnify, defend and hold harmless the Purchaser from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of DFAX and the Stockholder contained in this Agreement or in any document or other writing delivered pursuant to this Agreement. In addition to the forgoing, DFAX and Horowitz shall indemnify the Purchaser and the Company and hold each of them harmless from any liability or obligation of any kind, whether in contract or tort, arising out of or with respect to the operations of the Company at any time prior to the Closing Date.

11.2        Obligation of the Purchaser to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 11, the Purchaser agrees to indemnify, defend and hold harmless DFAX and the Stockholder from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 12. THE CLOSING

The Closing (“Closing”) shall take place not later than August 30, 2006 (any such date the “Closing Date”). At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby. If the Closing shall not have taken place prior to August 31, 2006, as a result of the failure of either party to satisfy any of the conditions precedent set forth herein, this Agreement shall terminate and neither party shall have any liability to the other.

SECTION 13. MISCELLANEOUS

13.1        Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

13.2        Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

13.3        Assignment. This Agreement is not assignable except by operation of law.

13.4        Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Purchaser:	Juxiang Yu
China U.S. Bridge Capital
10880 Wilshire Blvd.
Suite II 2250
Los Angeles, CA 90024

The Company:	DIVERSIFAX
4274 Independence Ct.
Sarasota, Fl., 34234

Stockholder:	Irwin Horowitz
P.O. Box 859
Tallevast, FL 34270

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

13.5        Governing Law. This Agreement shall be construed, and the legal relations by the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

13.6        Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

13.7        Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and contribute to capital of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

13.8        Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.9        Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity of enforcement of any other provision of any part thereof.

13.10      Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signatures, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DIVERSIFAX, INC.

By:	/s/ Irwin Horowitz
Irwin Horowitz,
President

STOCKHOLDER

/s/ Irwin Horowitz

Irwin Horowitz,

Stockholder

PURCHASER:

/s/ Juxiang Yu

Juxiang Yu

SCHEDULE 3.1

The following are all of the outstanding options, warrants and convertible securities of the Company:

Stock Options to purchase an aggregate of 15,613,097 shares of Common Stock.

EXHIBIT A

Irwin Horowitz is the owner of the following securities of the Company:

41,320,000 shares of Common Stock and Stock Options to purchase an aggregate of 15,518,097 shares of Common Stock.